Exhibit 99.2
VERITAS SOFTWARE CORPORATION
MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING AS OF DECEMBER 31, 2004
     Our management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company, to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Internal control over financial reporting includes those policies and procedures that: (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.
     Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. In addition, controls may become inadequate because of changes to the sources of our financial reporting risk or due to changes in our ability to design and effectively operate controls commensurate with our areas of risk.
     Our management has made an assessment of the effectiveness of our internal control over financial reporting as of December 31, 2004. Management based its assessment on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).
     Based on this assessment, our management has identified deficiencies in the Company’s internal control over financial reporting that resulted in errors in accounting for software revenue recognition and concluded that, in the aggregate, these deficiencies constitute a material weakness in internal control over financial reporting as of December 31, 2004, as described below. A material weakness is a significant deficiency, as defined in Public Company Accounting Oversight Board Auditing Standard No. 2 or a combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the Company’s annual or interim financial statements would not be prevented or detected by company personnel in the normal course of performing their assigned functions.
     Manual Order Entry Processes. As of December 31, 2004, we did not maintain adequate review procedures requiring validation by qualified personnel of information included in manual customer orders for software products and services to ensure that this information was accurately entered into our order processing system and to ensure revenue recognition in accordance with generally accepted accounting principles.
     Software Revenue Recognition Review. As of December 31, 2004, we did not maintain adequate review procedures to ensure that multiple-element software arrangements and other related software revenue recognition requirements were accounted for in accordance with generally accepted accounting principles.
     Because of the material weakness described above, management has concluded the Company did not maintain effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control — Integrated Framework issued by the COSO.
     Our independent registered public accounting firm, KPMG LLP, audited management’s assessment of the effectiveness of the Company’s internal control over financial reporting. KPMG LLP has issued an attestation report thereon, which is included in Part IV, Item 15 of this Form 10-K.